
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Gehl
Company's condensed consolidated balance sheet at March 29, 1997 and condensed consolidated statements of income for the three-month period ended March 29, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                    3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                              JAN-1-1997
<PERIOD-END>                               MAR-29-1997
<CASH>                                            3137
<SECURITIES>                                         0
<RECEIVABLES>                                    70183
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      17483
<CURRENT-ASSETS>                                 97659
<PP&E>                                           58511
<DEPRECIATION>                                   36024
<TOTAL-ASSETS>                                  129258
<CURRENT-LIABILITIES>                            35257
<BONDS>                                          22414<F2>
<COMMON>                                           619
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                       66928
<TOTAL-LIABILITY-AND-EQUITY>                    129258
<SALES>                                          43675
<TOTAL-REVENUES>                                 43675
<CGS>                                            30692
<TOTAL-COSTS>                                    30692
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 468
<INCOME-PRETAX>                                   3952
<INCOME-TAX>                                      1423
<INCOME-CONTINUING>                               2529
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      2529
<EPS-PRIMARY>                                      .41<F3>
<EPS-DILUTED>                                      .39<F3>

<F1>Company presents receivables on a net basis in compliance with Article 10 of Regulation S-X.
<F2>Includes all non-current portion of debt obligations
<F3>Restated to reflect the impact of Statement of Financial Accounting
Standards No. 128, "Earnings per Share". The EPS under "EPS-Primary" tag represents Basic Earnings per Share.

